Exhibit 99 ..1

Date:	October 30, 2006
Contact:	Robert Thomson
Director, Investor Relations
Phone:	201-804-3047
Email:	bob.thomson@cambrex.com
Release:	Immediate
CAMBREX COMPLETES SALE OF TWO NON-STRATEGIC HUMAN HEALTH FACILITIES
     East Rutherford, NJ — October 30, 2006 — Cambrex Corporation (NYSE: CBM) announced today that the previously disclosed sale of its Human Health facilities in Cork, Ireland, and Landen, Belgium, to International Chemical Investors S.A. II (ICIG) of Luxembourg had been completed on October 27, 2006.
     “The completion of this transaction represents an important step in our effort to streamline and strengthen the Human Health business,” said James Mack, Chairman, President & CEO of Cambrex. “We will now concentrate our investments in facilities where we have strong market positions, differentiating technologies, and proprietary products.”
About Cambrex
     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 1,800 worldwide. For more information, please visit http://www.cambrex.com.
About International Chemical Investors
     International Chemical Investors is an investment group focusing on mid-sized chemical businesses, preferably subsidiaries of large corporations, which are considered non-core, with leading positions in niche markets, operating in competitive environments.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

9

Cambrex Forward Looking Statements
     This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future events and financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDermTM cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful, the Company may not receive regulatory approval for its products, the outcome of the evaluation of strategic alternatives, the satisfaction of the conditions to closing set forth in the stock purchase agreement with Lonza and the availability of financing on favorable terms in order to fund the portion of the special dividend that is not being funded from proceeds of the sale.
     For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission, including the Current Report on Form 8-K filed on October 24, 2006. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
# # #